EXHIBIT 23.1

May 13, 2004

Board of Directors

Universal Ice Blast, Inc.

Kirkland, WA

We consent to incorporation by reference in the amended registration statement on Form S-8 of Universal Ice Blast, Inc., our report dated May 13, 2004, relating to the consolidated financial statements of Universal Ice Blast, Inc., as of December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-KSB of Universal Ice Blast, Inc.

/s/ Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

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